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EXHIBIT 10.19

                          FORM OF EMPLOYMENT AGREEMENT




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                              EMPLOYMENT AGREEMENT
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         This Employment Agreement (the "Agreement") is entered into by and between Silicon Film, Inc., an Illinois corporation (the "Company"), and ______________________, (the "Employee"), effective as of _____________________,
2004 (the "Effective Date"). The Company and the Employee hereby agree as follows:

1. EMPLOYMENT.

         (a) POSITION AND TERM. Upon execution of this Employment Agreement and in accordance with the terms herein, the Company hereby employs Employee to serve as a _____________________, and Employee accepts such position. Employee understands and acknowledges that employment with the Company is for an unspecified duration and constitutes "at-will" employment. Employee also understands that any statement or representation to the contrary is unauthorized and not valid unless obtained in writing and signed by an officer of the Company. Employee acknowledges that employment relationships with the Company may be terminated at any time, with or without good cause or for any or no cause, at the option either of the Company or Employee, with or without notice. Employee further agrees that any employee handbooks or policies shall not be construed to create binding contractual commitments on behalf of Company.

         (b) DUTIES AND RESPONSIBILITIES. During Employee's employment with the Company, Employee shall have such duties and responsibilities commensurate with his position and as the Company may reasonably assign.

2. COMPENSATION AND BENEFITS.

         (a) BASE SALARY. Employee shall be paid a base salary ("Base Salary") at the annual rate of $__________, payable in bi-weekly installments consistent with Company's payroll practices.

         (b) PAYMENT. Payment of all compensation to Employee hereunder shall be made in accordance with the relevant Company policies in effect from time to time, including normal payroll practices, and shall be subject to all applicable employment and withholding taxes.

         (c) BENEFIT AND SUPPLEMENTAL COMPENSATION PLANS. Employee shall be entitled to participate in the Company's medical, dental, and life insurance plans pursuant to their terms and conditions. Employee shall be entitled to participate in any other benefit plan offered by the Company to its employees while Employee is employed by the Company. Nothing in this Agreement shall preclude the Company from terminating or amending any employee benefit plan or program from time to time. Employee shall also be eligible to participate, at the Company's sole discretion, and upon terms to be provided by the Company to Employee, in any bonus, commission or supplemental compensation plans offered by it from time to time.

3. CONFLICTING EMPLOYMENT. Employee agrees that, during the term of employment with the Company, Employee will not engage in any other employment, occupation, consulting or other business activity directly related to the business in which the Company is now involved or becomes involved during the term of Employee's employment, nor will Employee engage in any other activities that conflict with Employee's obligations to the Company.

4. RETURN OF COMPANY DOCUMENTS. Employee agrees that, at the time of leaving the employ of the Company, Employee will immediately deliver to the Company (and will not keep in his/her possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by Employee pursuant to Employee's employment with the Company or otherwise belonging to the Company, it successors or assigns.

5. NOTIFICATION OF NEW EMPLOYER. In the event that Employee leaves the employ of the Company, Employee hereby consents to notification by the Company to the new employer about Employee's rights and obligations under this Agreement. Employee shall hold Employer harmless from any liability arising out of said notification.

6. CONFIDENTIAL INFORMATION.

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         (a) COMPANY INFORMATION. Employee agrees at all times during the term of employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company any Confidential Information of the Company. Employee understands that "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Employee called or with whom Employee became acquainted during the term of his/her employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to Employee by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Employee further understands that Confidential Information does not include any of the foregoing items which (i) has become publicly known and made generally available through no wrongful act of Employees or of others who were under confidentiality obligations as to the item or items involved, or (ii) were disclosed pursuant to a valid confidentiality or non-disclosure agreement entered into by an officer of the Company.

         (b) FORMER EMPLOYER INFORMATION. Employee agrees that he/she will not, during employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity and that Employee will not bring onto the premises of the Company any unpublished document or propriety information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

         (c) THIRD PARTY INFORMATION. Employee recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. Employee agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out work for the Company consistent with the Company's agreement with such third party.

7. NON-SOLICITATION COVENANTS.

         (a) NON-SOLICITATION OF CUSTOMERS. Employee hereby agrees that for a period of eighteen (18) months following the termination of his/her employment for any reason, he/she will not, directly or indirectly and in any way, contact, interfere, solicit on behalf of another, entice or take away, or contract with (whether initiated by him or the customer) any current client or customer of the Company with whom Employee has developed a business relationship as a result of his employment with the Company.

         (b) NON-SOLICITATION OF EMPLOYEES. Employee hereby agrees that for a period of eighteen (18) months following the termination of his/her employment for any reason, he/she will not, directly or indirectly and in any way, induce, encourage, solicit or entice any person who is an employee of the Company on or within six (6) months of Employee's termination date to leave such employment with the Company.

         (c) MODIFICATION. In the event a court of competent jurisdiction determines that any provision contained in this Section 7 is overbroad or unreasonable, the Employee consents to a judicial modification of any offending provision to the extent it makes the same reasonable and in compliance with existing law.

         (d) ACKNOWLEDGMENT BY EMPLOYEE. Employee acknowledges that the restrictive covenants contained in this Section 7 are legitimate and reasonable business interests of the Company, and that Company is entitled to enforce the restrictions consistent with the foregoing.

8. REMEDIES. In the event of a breach or threatened breach by the Employee of
Section 6 or 7 of this Agreement, the Company shall be entitled to an injunction prohibiting the Employee from engaging in the prohibited activity. Employee expressly consents to such injunction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to the Company for such breach or threatened breach, including the recovery of damages from the Employee. If the Company is the prevailing party in any action arising under this Agreement, Employee shall pay the Company's attorneys' fees and court costs (including expert witness fees) incurred by the Company.


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9. INVENTIONS.

         (a) INVENTIONS RETAINED AND LICENSED. Employee has attached hereto, as EXHIBIT A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by him/her prior to Employee's employment with the Company (collectively referred to as "Prior Inventions"), which belong to Employee or a third party, which relate to the Company's proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, Employee represents that there are no such Prior Inventions. If, in the course of Employee's employment with the Company, Employee incorporates into a Company product, process or machine a Prior Invention owned by him/her or in which he/she has an interest, the Company is hereby granted a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine, with respect to such rights.

         (b) ASSIGNMENT OF INVENTIONS. Employee agrees that he/she will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all his/her rights, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which Employee may solely or jointly conceive or develop or reduce to practice, during the period of time Employee is in the employ of the Company (collectively referred to as "Inventions") and for a period of six (6) months thereafter. Employee further acknowledges that all original works of authorship which are made by Employee (solely or jointly with others) within the scope of and during the period of his employment with the Company and which are protectible by copyright are "works made for hire," as that term is defined in the United States Copyright Act. Employee understands and agrees that the decision whether or not to commercialize or market any invention developed solely by him/her or jointly with others is within the Company's sole discretion and for the Company's sole benefit and that no royalty will be due to Employee as result of the Company's efforts to commercialize or market any such invention.

         (c) MAINTENANCE OF RECORDS. Employee agrees to keep and maintain adequate and current written records of all Inventions made by him/her (solely or jointly with others) during the term of Employee's employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

         (d) PATENT AND COPYRIGHT REGISTRATIONS. Employee agrees to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. Employee further agrees that his obligation to execute or cause to be executed, when it is in Employee's power to do so any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of Employee's mental or physical incapacity or for any other reason to secure his signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then Employee herby irrevocably designates and appoints the Company and its duly authorized officers and agents as agent and attorney in fact, to act for and in Employee's behalf and stead, to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by Employee.

10. CONFLICT OF INTEREST GUIDELINES. Employee agrees to diligently adhere to the following conflict of interest guidelines:

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         It is the policy of the Company to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interest of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

         (a) Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended.

         (b) Accepting or offering gifts, entertainment favors or payments which may be deemed to constitute undo influence or otherwise be improper or embarrassing to the Company.

         (c) Participating in civic or professional organizations that might involve divulging confidential information of the Company.

         (d) Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

         (e) Initiating or approving any form of personal, social or sexual harassment of employees.

         (f) Investing or holding outside directorship in suppliers, customers, or competing companies, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

         (g) Borrowing from or lending to employees, customers or suppliers.

         (h) Acquiring real estate of interest to the Company.

         (i) Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

         (j) Unlawfully discussing prices, costs, customers, sales, or markets with competing companies or their employees.

         (k) Making any unlawful agreement with distributors with respect to prices.

         (l) Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

         (m) Engaging in conduct harmful to the best interests of the Company as determined by the Board.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge without warning.

11. ASSIGNMENT AND TRANSFER. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void. This Agreement shall inure to the benefit of, and be binding upon and enforceable by, any purchaser of substantially all of the Company's assets, any corporate successor to the Company or any assignee thereof.

12. NO INCONSISTENT OBLIGATIONS. Employee is aware of no obligations, legal or otherwise, inconsistent with the terms of this Agreement or with his continued employment with the Company for the Term. Employee will not disclose to the Company, or use, or induce the Company to use, any proprietary information or trade secrets of other persons or entities. Employee represents and warrants that he or she has returned all property and confidential information belonging to all prior employers.


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13. AUTHORIZATION AND CONSENT. Employee authorizes the Company, as it deems appropriate, to perform all acts necessary to verify Employee's education, employment, licenses and credentials and to investigate Employee's credit history, motor vehicle record and criminal background, if any, on a local, state and federal level. Employee shall fully cooperate with Employer in obtaining the information delineated herein including, but not limited to, the execution of written authorizations and disclosure of any material information. Failure by Employee to cooperate may result in Employee's discharge without warning. If, as a result of any verification or investigation herein, the Employer determines that misstatements or omissions were made by Employee, either verbally or in writing, then Employer may discharge Employee without warning.

14. PUBLIC DISCLOSURE. Employee consents to the inclusion of Employee's personal biography of Employee's education, employment, licenses and other credentials to any publication and dissemination thereof.

15. MISCELLANEOUS.

         (a) GOVERNING LAW AND CHOICE OF VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to conflict of law principles. Employee consents to the exclusive jurisdiction and venue of any State and Federal Court of the State of Illinois for any dispute arising out of this Agreement.

         (b) ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding between the parties hereto and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the employment of Employee.

         (c) AMENDMENT. This Agreement may be amended only by a writing signed by Employee and by a duly authorized representative of the Company.

         (d) SEVERABILITY. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

         (e) CONSTRUCTION. As used herein, the single shall include the plural and vice versa, words of any gender shall include words of any other gender, and "or" shall be used in the inclusive sense.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SILICON FILM, INC.                                   EMPLOYEE

By: ______________________________    By: _________________________________

Name: ____________________________    Name: _______________________________

Title: ___________________________

Date: ____________________________    Date: _______________________________


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